CERTIFICATE OF INCORPORATION

                                       OF

                            HIS HOLDINGS CORPORATION

                            ------------------------


                  FIRST:   The name of the Corporation is

                           HIS HOLDINGS CORPORATION

                  SECOND:   The  address  of  the   registered   office  of  the
Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

                  THIRD:    The purposes for which the Corporation is formed are
to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of the par value of $.01 per share. All such shares shall be of one class and shall be designated Common Stock.

                  FIFTH:   The name and mailing address of the sole incorporator
of the Corporation are as follows:

                              Revital D. Havazelet
                              45 Rockefeller Plaza
                              New York, N.Y. 10111

                  SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law made by the Board of Directors.

                  SEVENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation; and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                  EIGHTH: No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transac-tion from which the director derived an improper personal benefit.

                  IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring, certifying and acknowledging under penalties of perjury that the facts herein stated are true and that this Certificate is her act and deed, and accordingly has hereunto set her hand, this 13th day of February, 1995.





                                    --------------------------------
                                           Revital D. Havazelet
                                            Incorporator

                                                                       Exhibit A
                                                                       ---------

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                            HIS HOLDINGS CORPORATION

                              --------------------

                  HIS HOLDINGS CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  FIRST: that the following resolutions were duly adopted by unanimous written consent of the Board of Directors of the Corporation, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation; and declaring such amendment to be advisable and directing that such amendment be submitted to the stockholders of the Corporation for their approval. The resolutions are as follows:

                  "RESOLVED that there is hereby adopted an amendment to the Corporation's amended Certificate of Incorporation pursuant to which the name of the Corporation shall be changed to MedE America Corporation, and, in connection with such change, Article FIRST of the amended Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

                  'FIRST:  The name of the Corporation is
                           MedE America Corporation .'

                  RESOLVED that the Board of Directors declares the foregoing amendment to the Corporation's amended Certificate of Incorporation to be advisable and directs that the amendment be submitted to the stockholders of the Corporation for their approval pursuant to Section 242(b) of the General Corporation Law of the State of Delaware."

                  SECOND: that the Amendment of the amended Certificate of Incorporation effected by this Certificate was duly authorized by the holders of a majority of the outstanding capital stock of the Corporation entitled to vote thereon, after having been declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and that written notice has been given as provided in such Section.

                  IN WITNESS WHEREOF, HIS HOLDINGS CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by Othon Prounis, its Assistant Secretary, on this day of March, 1995.

                                                    HIS HOLDINGS CORPORATION



                                                    By
                                                      --------------------------
                                                             Othon Prounis
                                                             Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       to

                          CERTIFICATE OF INCORPORATION

                                       of

                            MEDE AMERICA CORPORATION

                  MEDE AMERICA CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  FIRST:  that the  following  resolutions  were duly adopted by unanimous written consent of the Board of Directors of the Corporation, setting forth proposed amendments to the Certificate of Incorporation of the Corporation; determining that the capital of the Corporation will not be decreased on account of such amendments; and declaring such amendments to be advisable and directing that such amendments be submitted to the stockholders of the Corporation for its approval. The resolutions are as follows:

                  "RESOLVED, that there is hereby adopted an amendment to the Corporation's Certificate of Incorporation pursuant to which (i) the authorized capital stock of the Corporation shall be changed from 40,000 shares Common Stock, $.01 par value, to 25,011,000 shares, consisting of 11,000 shares of Preferred Stock, $.01 par value, and 25,000,000 shares of Common Stock, $.01 par value, and (ii) the relative voting, dividend, liquidation, redemption and other rights, and the qualifications, limitations and restrictions thereof, in respect of said Preferred Stock and Common Stock shall be restated; and, in connection with such changes, Article FOURTH of the Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

                  'FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 25,011,000 shares, consisting of 11,000 shares of Preferred Stock, $.01 par value ("Preferred Stock") and 25,000,000 shares of Common Stock, $.01 par value ("Common Stock").

                  All cross-references in each subdivision of this Article FOURTH refer to other paragraphs in such subdivision unless otherwise indicated.

                  The following is a statement of the designations, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the
         Corporation:

                                       I.

                                 PREFERRED STOCK

                  1. Cumulative Dividends. (i) The holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for such purpose, cash dividends at the rate of $8.00 per share per annum, and no more. In the event such dividends are declared, the dividend payment dates with respect thereto shall be the immediately succeeding March 31.

                  (ii) In no event, so long as any Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Common Stock, other than a dividend or distribution payable in shares of Common Stock, nor, without the written consent of the holders of 66 2/3% of the outstanding Preferred Stock, shall any shares of Common Stock be purchased or redeemed by the Corporation, nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Common Stock, unless in each instance cumulative dividends accrued and unpaid on all outstanding shares of the Preferred Stock for all past dividend periods shall have been paid in full.

                  2.       Redemption.

         2A.      Mandatory Redemptions.

         (i) The Corporation shall redeem on March 31, 2000, all shares of Preferred Stock which shall then be outstanding, at the Redemption Price (as defined below).

         (ii) Upon the consummation of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of the Corporation's Common Stock pursuant to which the Corporation receives aggregate net proceeds of at least $15 million (after underwriters', brokers' and deal- ers' fees and commissions and underwriters' discounts and any other offering expenses required to be disclosed in Part II of the applicable registration statement) (a "Qualified Public Offering"), the Corporation shall redeem all then outstanding shares of Preferred Stock at the Redemption Price.

         2B.   Optional  Redemptions.  The Preferred Stock may  be  redeemed  in whole at any time or in part from time to time, at the option of the Corporation, at the Redemption Price.

         2C. Redemption Date; Redemption Price. Any date on which the Corporation elects or is required to redeem Preferred Stock under this paragraph 2 shall be referred to as a "Redemption Date." The per share "Redemption Price" of the Preferred Stock to be redeemed on a Redemption Date shall be the sum of (x) $100.00 per share, plus (y) any accrued but unpaid dividends thereon to the date of such redemption.

         2D. Notice of Redemption. Not less than 30 days before any Redemption Date, written notice shall be given by mail, postage prepaid to the holders of record of the Preferred Stock to be redeemed, addressed to each such stockholder at his or its post office address as shown by the records of the Corporation, specifying the number of shares to be redeemed, the subparagraph or subparagraphs of this paragraph 2 pursuant to which such redemption shall be made, the Redemption Price and the place at which and the date, which date shall not be a day on which banks in the City of New York are required or authorized to close, on which the shares of Preferred Stock will be redeemed. If such notice of redemption shall have been duly given and if on or before such Redemption Date the funds necessary for redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Redemption Date, such shares shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares shall forthwith after the close of business on the Redemption Date, cease, except only the right of the holders thereof to receive the Redemption Price for such shares, without interest.

         2E. Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Preferred Stock redeemed pursuant to this paragraph 2 or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Preferred Stock accordingly.

         2F. Shares to be Redeemed, Purchased or Retired. In case of the redemption, purchase or retirement, for any reason, of only a part of the outstanding shares of the Preferred Stock on a Redemption Date, all shares of Preferred Stock to be redeemed, purchased or retired shall be selected pro rata, and there shall be so redeemed, purchased or retired from each registered holder in whole shares, as nearly as practicable to the nearest share, the proportion of all the shares to be redeemed, purchased or retired which the number of shares held of record by such holder bears to the total number of shares of Preferred Stock at the time outstanding.

                  3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or the sale of all or substantially all the assets of the Corporation (each such event being referred to as a "Liquidation"), a holder of the shares of Preferred Stock shall be entitled, before any distribution or payment is made upon any Common Stock, to receive out of the assets of the Corporation (x) $100.00 per share, plus (y) any accrued but unpaid dividends thereon to the date of such redemption, for each share of Preferred Stock held by such holder. If upon such Liquidation, the assets to be distributed among the holders of Preferred Stock shall be insufficient to permit payment to the holders of Preferred Stock of that amount distributable as aforesaid, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of Preferred Stock. Upon any such Liquidation, after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the holders of the Common Stock will share the remaining net assets of the Corporation. Written notice of such Liquidation, stating a payment date, the aggregate amount of the payments to which such holder of Preferred Stock is entitled and the place where said sums shall be payable shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Preferred Stock, such notice to be addressed to each stockholder at its post office address as shown by the records of the Corporation. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the reduction of the capital stock of the Corporation, shall be deemed to be a Liquidation.

                  4. Voting Rights. Except as otherwise provided by law or this Certificate of Incorporation, the holders of Preferred Stock shall not be entitled to vote on matters presented to the stockholders of the Corporation.

                  5. Restrictions. At any time when shares of Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law, without the prior consent of the holders of 66 2/3% of the outstanding Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of Preferred Stock shall vote together as a class:

                           (i) The Corporation  will not create or authorize the
                  creation of any additional class of shares unless the same ranks junior to the Preferred Stock both as to dividends and as to the distribution of assets on Liquidation, or increase the authorized amount of the Preferred Stock, or increase the authorized amount of any additional class of shares unless the same ranks junior to the Preferred Stock both as to dividends and as to the distribution of assets on Liquidation, or create or authorize any obligations or securities convertible into or exchangeable for shares of Preferred Stock or into shares of any other class unless the same ranks junior to the Preferred Stock both as to dividends and as to the distribution of
                  assets  on   Liquidation,   whether   any  such   creation  or
                  authorization or increase shall be by means of amendment of the Certificate of Incorporation, merger, consolidation, recapitalization or otherwise.

                      (ii) The Corporation  will not amend,  alter or repeal the
                  Corporation's Certificate of Incorporation or By-laws in any manner, or file any directors' resolutions pursuant to Section 151(g) of the Delaware General Corporation Law containing any provision, in either case which affects the respective preferences, voting power, qualifications, special or relative rights or privileges of the Preferred Stock or the Common Stock or which in any manner adversely affects the Preferred Stock or the Common Stock or the holders thereof.


                                       II.

                                  COMMON STOCK

                  All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges:

                  1.       Dividends

                  When and as dividends are declared upon the Common Stock, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends.

                  2.       Voting Rights

                  Each holder of Common Stock shall be entitled to one vote per share.'

                  "RESOLVED that the Board of Directors determines that the capital of the Corporation will not be decreased on account of the foregoing amendment, declares the foregoing amendment to the Corporation's Certificate of Incorporation to be advisable and directs that the amendment be submitted to the stockholders of the Corporation for their approval pursuant to Section 242(b) of the General Corporation Law of the State of Delaware."

                  SECOND: that the Amendment of the Certificate of Incorporation effected by this Certificate was duly authorized by the holders of a majority of the outstanding capital stock of the Corporation entitled to vote thereon, after first having been declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

                  THIRD: Effective upon the filing of this Certificate of Amendment with the Secretary of State of Delaware (the "Effective Time") each
(1) share of Common Stock, $.01 par value, of the Corporation issued and outstanding at the Effective Time shall be reclassified as 611.4568797 shares of Common Stock, $.01 par value, of the Corporation.

                  FOURTH: that the capital of the Corporation will not be reduced under, or by reason of, the foregoing amendments to the Certificate of Incorporation of the Corporation.

                  IN WITNESS WHEREOF, MEDE AMERICA CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by Othon Prounis, its Assistant Secretary, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this certificate is his act and deed, this 31st day of March, 1995.

                                              MEDE AMERICA CORPORATION

                                              By:
                                                  ------------------------------
                                                    Name: Othon Prounis
                                                    Title: Assistant Secretary

                  IN WITNESS WHEREOF, the undersigned, being all the Directors of the Corporation, have executed this Consent as of this 31st day of March, 1995.



                                                  ------------------------------
                                                           Bruce K. Anderson



                                                  ------------------------------
                                                           Anthony J. deNicola



                                                  ------------------------------
                                                           Thomas E. McInerney



                                                  ------------------------------
                                                           Timothy M. Murray



                                                  ------------------------------
                                                           Dana J. O'Brien



                                                  ------------------------------
                                                           Thomas P. Staudt

                            MEDE AMERICA CORPORATION

                         Written Consent of Stockholders
                         -------------------------------

                   -------------------------------------------

                    Pursuant to Section 228(a) of the General
                    Corporation Law of the State of Delaware

                   -------------------------------------------

                  The undersigned, being the holders of a majority of the issued and outstanding Common Stock, $.01 par value of MedE America Corporation, a Delaware corporation (the "Corporation"), acting pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, DO HEREBY CONSENT to the adoption of, and DO HEREBY ADOPT the resolutions hereinafter set forth with the same force and effect as if they had been duly adopted at a special meeting of the stockholders of the Corporation duly called and held for such purpose, and DO HEREBY DIRECT the Secretary of the Corporation to file this Consent with the minutes of proceedings of stockholders of the Corporation:

                  RESOLVED that, pursuant to the General Corporation Law of the State of Delaware, the Corporation be, and it hereby is, authorized and empowered, upon the terms and conditions set forth in the proposed
         Certificate of Amendment to Certificate of Incorporation of the Corporation attached as Exhibit A to the Unanimous Written Consent of the Board of Directors of the Corporation dated as of the date hereof ("the Certificate of Amendment"), to file with the Secretary of the State of the state of Delaware a certificate of amendment of the Corporation's Certificate of Incorporation, substantially in the form of the Certificate of Amendment, with respect to such change;

                  RESOLVED that the form, terms and provisions of the Certificate of Amendment, a copy of which has been submitted to the undersigned stockholders of the Corporation, be, and they hereby are, in all respects, approved.

                  IN WITNESS WHEREOF, the undersigned stockholders have executed this Consent on and as of the 31st day of March, 1995.

                                         WELSH, CARSON, ANDERSON & STOWE V, L.P.
                                         By WCAS V Partners, General Partner

                                         By:
                                            ------------------------------------
                                              Name:
                                              General Partner

                                         WCAS CAPITAL PARTNERS II, L.P.
                                         By WCAS CP Partners, General Partner

                                         By:
                                            ------------------------------------
                                              Name:
                                              General Partner

                                         WILLIAM BLAIR LEVERAGED CAPITAL
                                         FUND, LIMITED PARTNERSHIP
                                         By
                                         General Partner

                                         By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                         PRUDENTIAL VENTURE PARTNERS II
                                         By
                                         General Partner

                                         By:
                                            ------------------------------------
                                              Name:
                                              Title:


                                        2